Exhibit 10.1

AMENDMENT NO. 3

Effective February 16, 2011

TO

THE PMI GROUP, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Amended May 21, 2009)

THE PMI GROUP, INC., having adopted The PMI Group, Inc. Amended and Restated Equity Incentive Plan (the “Plan”) as of May 27, 2004, and having amended and restated the Plan as of November 16, 2005, again as of September 19, 2007, and again as of May 21, 2009, and having amended the Plan as of May 21, 2010, and again as of November 17, 2010, hereby amends the restated Plan, effective as of February 16, 2011, as follows:

1. Section 2.28 shall be amended in its entirety to read as follows:

“2.28 “Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability. Notwithstanding any contrary provision of the Plan, each Period of Restriction that expires solely as a result of continued service shall expire as to no more than 1/3 of the Shares covered by the applicable Award each year except as specifically provided in the Plan or applicable Award Agreement in the event of a Participant’s death, Disability, Retirement or a Change of Control.”

2. Section 5.5.1 shall be amended in its entirety to read as follows:

“5.5.1 Special Rule for Retirement, Death and Disability. Notwithstanding any contrary provision of the Plan, the right to exercise each Option shall accrue as to one hundred percent (100%) of the Shares subject to such Option upon the Participant’s Termination of Service due to Retirement, death or disability, unless the Committee otherwise determines with respect to one or more specific Options.”

3. Section 6.5.1 shall be amended in its entirety to read as follows:

“6.5.1 Special Rule for Retirement, Death and Disability. Notwithstanding any contrary provision of the Plan, one hundred percent (100%) of any outstanding Shares of Restricted Stock shall be one hundred percent (100%) vested in the Participant upon the Participant’s Termination of Service due to Retirement, death or disability, unless the Committee otherwise determines with respect to one or more specific Awards of Restricted Stock.”

4. Section 7.3 shall be amended in its entirety to read as follows:

“7.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion, which, depending on the extent to which they are met, will determine the number or value of Performance Units, Performance Shares or Stock Units that will be paid out to the Participants. The time period during which the performance objectives must be met shall be called the “Performance Period.” Each Award of Performance Units, Performance Shares or Stock Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Notwithstanding any contrary provision of the Plan, Awards granted under this Section 7 that vest solely as a result of continued employment shall vest as to no more than 1/3 of the covered Shares each year except as specifically provided in the Plan or applicable Award Agreement in the event of a Participant’s death, Disability, Retirement or a Change of Control.”

5. Section 7.4.1 shall be amended in its entirety to read as follows:

“7.4.1 Special Rule for Retirement, Death and Disability. Notwithstanding any contrary provision of the Plan, upon the Participant’s Termination of Service due to Retirement, death or Disability, one hundred percent (100%) of any outstanding Performance Units, Performance Shares or Stock Units shall be deemed to be earned and shall be immediately payable to the Participant, or, in cases where a Participant has received a target award of Performance Units or Shares, one hundred percent (100%) of the target amount shall vest, unless the Committee otherwise determines with respect to one or more specific such Awards.”

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Amendment No. 3 to the restated Plan on the date indicated below.

THE PMI GROUP, INC.

By:	/s/ Charles Broom
Name:	Charles Broom
Title:	Senior Vice President

Date:	February 17, 2011

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